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                                                                  Exhibit 99.1

[ZOLTEK logo]

FOR IMMEDIATE RELEASE
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              ZOLTEK REPORTS STRONG GROWTH IN THIRD QUARTER SALES
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         ST. LOUIS, MISSOURI -- AUGUST 9, 2010 -- Zoltek Companies, Inc.
(Nasdaq: ZOLT) today reported that net sales for the quarter ended June 30, 2010, totaled $42.4 million, compared to $30.3 million in the third quarter of fiscal 2009, an increase of 40%. On a sequential quarter basis, sales for the latest quarter increased $16.4 million, or 63%, from the second quarter of fiscal 2010.

         For fiscal 2010's third quarter, Zoltek reported a net loss of $0.4 million, compared to a net loss of $1.4 million in the third quarter of fiscal 2009. In the second quarter of fiscal 2010, Zoltek incurred a net loss of $5.0 million.

         For the first nine months of fiscal 2010, Zoltek's net sales were $97.3 million, compared to $104.9 million in the corresponding nine-month period of fiscal 2009, a decrease of 7%. For the first nine months of the current fiscal year, Zoltek reported a net loss of $5.9 million, compared to a net loss of $0.4 million in the corresponding nine-month period of fiscal 2009.

         "As we have told our shareholders, we went into fiscal 2010 expecting a slow start and a strong finish. We are pleased to report that the strong finish began to materialize in the third quarter, as our sales were up substantially both from the third quarter of fiscal 2009 and from the second quarter of this year. Our operating results, particularly our gross margins, have not recovered along with our sales, as we continue to bear the costs of carrying unused capacity to attract new business, as well as higher costs for our primary raw material. We expect that our overall financial results will improve as the rebound in our sales continues and raw material prices moderate toward historical levels," Zsolt Rumy, Zoltek's Chairman and Chief Executive Officer, observed.

         "In the year and a half prior to fiscal 2010's third quarter, we experienced a sudden, but we believe only temporary, slowdown in the growth of the advanced composite business in general and the wind turbine application in particular due in large measure to the global economic slowdown. After years of growing at a 20-25% annual rate, worldwide growth in electricity generated from wind energy slowed to an estimated 10% per year. Our third quarter sales reflected what we believe is a return to normal long-term growth levels in the industry. Our revenue growth also reflected our ability to supply new customers in our targeted applications. Looking ahead to the rest of this year and into fiscal 2011, we anticipate increased carbon fiber sales to existing and new customers in the wind turbine business, in addition to emerging applications. We are actively pursuing substantial growth opportunities for carbon fiber and related products in China, India and other markets and are encouraged by developments to-date. At the same time, we are continuing to invest substantial time and resources in developing whole new applications for low-cost, high-performance carbon in automobile manufacturing, deep sea oil and gas production and other application categories that have the potential for even faster growth. We believe that positive results from our product and process development efforts and the increased amount of inquiries from potential large-volume users further validate our view that Zoltek is uniquely positioned to lead


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[ZOLTEK logo]

Zoltek Reports Strong Growth In Third Quarter Sales
Page 2
August 9, 2010

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the next phase of long-term growth in applications for commercial carbon fibers."

         "As of June 30, 2010, Zoltek reduced net inventories by $13 million since the beginning of the fiscal year, bringing the inventory level more in line with our revenue," Rumy pointed out. "We have eliminated all of our long-term debt, despite a net loss in the third quarter. Our operating activities generated cash of $9.6 million during the first nine months of fiscal 2010. The company is in excellent shape financially."

         Zoltek will host a conference call to review third quarter results and answer questions on Tuesday, August 10, 2010, at 10:00 am CT. The conference dial-in number is (888) 724-9507. The confirmation code is 6091745. Individuals who wish to participate should dial in 5 to 10 minutes prior to the scheduled start time. This conference call will also be webcast on Zoltek's website -- under "Investor Relations - Events & Presentations." The webcast replay will be available on the website several hours after the call.

                       FOR FURTHER INFORMATION CONTACT:
                         ZSOLT RUMY, CHAIRMAN AND CEO
                              3101 MCKELVEY ROAD
                              ST. LOUIS, MO 63044
                                (314) 291-5110

This press release contains certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "believe," "goal," "plan," "intend," "estimate," and similar expressions and variations thereof are intended to specifically identify forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of us, our directors and officers with respect to, among other things: (1) our financial prospects; (2) our growth strategy and operating strategy, including our focus on facilitating acceleration of the introduction and development of mass market applications for carbon fibers; (3) our current and expected future revenue; and (4) our ability to complete financing arrangements that are adequate to fund current operations and our long-term strategy.

This press release also contains statements that are based on the current expectations of our company. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The factors that might cause such differences include, among others, our ability to: (1) successfully adapt to recessionary conditions in the global economy and substantial volatility in order rates from our wind energy customers; (2) penetrate existing, identified and emerging markets, including entering into new supply agreements with large volume customers; (3) continue to improve efficiency at our manufacturing facilities on a timely and cost-effective basis to meet current order levels of carbon fibers; (4) successfully add new planned capacity for the production of carbon fiber and precursor raw materials and meet our obligations under long-term supply agreements; (5) maintain profitable operations; (6) increase or maintain our borrowing at acceptable costs; (7) manage changes in customers' forecasted requirements for our products; (8) continue investing in application and market development for a range of applications; (9) manufacture low-cost carbon fibers and profitably market them despite fluctuations in raw material and energy costs; (10) successfully operate our Mexican facility to produce acrylic fiber precursor and carbon fibers; (11) resolve the pending non-public, fact-finding investigation being conducted by the Securities and Exchange Commission; (12) successfully continue operations at our Hungarian facility if natural gas supply disruptions occur; (13) successfully prosecute patent litigation; (14) successfully implement and coordinate our alliance with Global Blade Technology; (15) successfully facilitate adoption of our carbon fibers by the auto industry for use in high-volume applications; and
(16) manage the risks identified under "Risk Factors" in our filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.